Exhibit 1.1
Tumi Holdings, Inc.
[•] Shares
Common Stock, Par Value $0.01 Per Share

Underwriting Agreement
March [•], 2013
Goldman, Sachs & Co.
200 West Street
New York, New York 10282
Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, New York 10010
As representatives of the several Underwriters
named in Schedule I hereto,
Ladies and Gentlemen:
Certain stockholders named in Schedule II hereto (the “Selling Stockholders”) of Tumi Holdings, Inc., a Delaware corporation (the “Company”), propose, subject to the terms and conditions stated herein, to sell to the Underwriters named in Schedule I hereto (the “Underwriters”), for whom Goldman, Sachs & Co. and Credit Suisse Securities (USA) LLC are acting as representatives (the “Representatives”), an aggregate of [•] shares of the Company's common stock, par value $0.01 per share (the “Stock”) and, at the election of the Underwriters, up to [•] additional shares, of Stock. The aggregate of [•] shares to be sold by the Selling Stockholders is herein called the “Firm Shares” and the aggregate of [•] additional shares to be sold by the Selling Stockholders is herein called the “Optional Shares”. The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares”.
1.    (a)    The Company represents and warrants to, and agrees with, each of the Underwriters that:
(i)    A registration statement on Form S-1 (File No. 333-187095), as amended prior to the date of this Underwriting Agreement, including all documents incorporated by reference in the prospectus contained therein (the “Initial Registration Statement”), as amended, in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, including all documents incorporated by reference in the prospectus contained therein, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement or documents incorporated by reference in the prospectus contained therein has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the Company's knowledge, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”); the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including (A) the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective and (B) the documents incorporated by reference in the prospectus contained in the Initial Registration Statement at the time such part of the Initial Registration Statement became effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Items 11A and 12 of Form S‑1 under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; and any “issuer free writing prospectus” as defined in Rule 433 under the Act related to the Shares is hereinafter called an “Issuer Free Writing Prospectus”;
(ii)    No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and the Pricing Prospectus, at the time of filing thereof, conformed in all material respects to the applicable requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Items 7 and 11(m) of Form S‑1;
(iii)    For the purposes of this Agreement, the “Applicable Time” is [•] [p.m.], New York City time, on the date of this Agreement. The Pricing Prospectus, when considered together with the information set forth in Schedule III(a) (the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus; and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus, when considered together with the Pricing Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in the Pricing Prospectus or an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein, or by a Selling Stockholder expressly for use in the preparation of the answers therein to Items 7 and 11(m) of Form S‑1;
(iv)    The documents incorporated by reference in the Prospectus, when they were filed with the Commission, conformed in all material respects to the applicable requirements of the Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as applicable, and the rules and regulations of the Commission thereunder, and when they were filed with the Commission, none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;
(v)    The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the applicable requirements of the Act and the rules and regulations of the Commission thereunder. The Registration Statement does not and any amendment thereto will not, as of the applicable effective date as to each part of the Registration Statement or any such amendment, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus does not and any supplement thereto will not, as of the applicable filing date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in the Registration Statement (or any amendment thereto) or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein, or by a Selling Stockholder expressly for use in the preparation of the answers therein to Items 7 and 11(m) of Form S-1;
(vi)    The Company has full corporate power and authority to execute and deliver this Agreement and perform its other obligations hereunder; and all action required to be taken by the Company for the due authorization, execution and delivery of this Agreement and, as applicable, the consummation of the transactions contemplated hereby has been duly and validly taken;
(vii)    Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in or incorporated by reference in the Pricing Prospectus any loss or interference material to the business of the Company and its subsidiaries, taken as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or court or governmental action, order or decree, otherwise than as set forth in or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the Company's capital stock or consolidated long‑term debt, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business affairs, management, properties, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”), otherwise than as set forth in or contemplated in the Pricing Prospectus;
(viii)    The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property (other than intellectual property, which is covered by Section 1(a)(xxvii) hereof) owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as would not have a Material Adverse Effect; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect;
(ix)    (The Company (A) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and (B) has been duly qualified as a foreign corporation for the transaction of business and is in good standing (to the extent such concept exists in the applicable jurisdiction) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where, in the case of this clause (B), the failure to be in good standing or so qualified would not reasonably be expected have a Material Adverse Effect; and each significant subsidiary of the Company has been duly incorporated or formed and is validly existing as a corporation, limited liability company or other entity in good standing under the laws of its jurisdiction of incorporation or formation (to the extent such concept exists in such jurisdiction);
(x)    The Company has an authorized capitalization as set forth in the Pricing Prospectus, and all shares of Stock (including the Shares to be sold by the Selling Stockholders) outstanding have been duly authorized and validly issued, are fully paid and non‑assessable and conform to the description of the Stock contained in the Pricing Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company (except Tumi Japan, for which this representation is made only with respect to the issued joint venture equity interests owned by the Company and not those owned by any other party participating in the joint venture) have been duly authorized and validly issued, are fully paid and non‑assessable and (except for directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens (except for liens securing obligations under the amended credit facility documents described in the Pricing Prospectus), encumbrances, equities or claims;
(xi)    [Reserved.]
(xii)    The compliance by the Company with its obligations under this Agreement, and the consummation by the Company of the transactions herein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or (C) result in a violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, in the case of (A) and (C), as would not have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws or the Financial Industry Regulatory Authority (“FINRA”) in connection with the purchase and distribution of such Shares by the Underwriters;
(xiii)    Neither the Company nor any of its subsidiaries is (A) in violation of its Certificate of Incorporation or By-laws (or equivalent organizational documents) or (B) in default, and no event has occurred that, with the notice or lapse of time or both, would constitute such a default, in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of clause (B), for such defaults and events that would not have a Material Adverse Effect;
(xiv)    The statements set forth in or incorporated by reference in the Pricing Disclosure Package (together with the purchase price per share set forth in Section 2 of the Underwriting Agreement) under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Stock and to describe the provisions of the laws referred to therein, the caption “Certain U.S. Federal Income Tax Consequences to Non-U.S. Holders of Common Stock”, insofar as they purport to describe the provisions of the laws referred to therein, and the captions “Certain Relationships and Related Transactions and Director Independence” and “Underwriting”, insofar as they purport to describe the provisions of the agreements referred to therein, are accurate and complete in all material respects;
(xv)    Other than as set forth in or incorporated by reference in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;
(xvi)    The Company is not and, after giving effect to the offering and sale of the Shares to be sold by the Company, and the application of the proceeds thereof as set forth in the Pricing Prospectus, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);
(xvii)    At the time of filing the Initial Registration Statement the Company was not, and as of the Applicable Time the Company is not, an “ineligible issuer”, as defined under Rule 405 under the Act;
(xviii)    Grant Thornton LLP, which has certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company within the meaning of the Act and applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States);
(xix)    The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act that complies with the requirements of the Exchange Act applicable to the Company and has been designed by the Company's principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company's internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting (it being understood that this subsection shall not require the Company to comply with Section 404 of the Sarbanes-Oxley Act of 2002 as of an earlier date than it would otherwise be required to so comply under applicable law);
(xx)    Since the date of the latest audited financial statements included in or incorporated by reference in the Pricing Prospectus, there has been no change in the Company's internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting;
(xxi)    The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company's principal executive officer and principal financial officer by others within those entities, and such disclosure controls and procedures are effective;
(xxii)    None of the Company, any of its subsidiaries, or any director or officer of the Company or any of its subsidiaries, or, to the Company's knowledge, any agent, employee, affiliate or other person in each case acting on behalf of the Company or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment;
(xxiii)    The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions in which the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the Company's knowledge, threatened;
(xxiv)    None of the Company, any of its subsidiaries, or any director or officer of the Company or any of its subsidiaries, or, to the Company's knowledge, any agent, employee, affiliate or other person in each case acting on behalf of the Company or any of its subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”);
(xxv)    To the knowledge of the Company, all real property owned by the Company or its subsidiaries complies with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants, except to the extent that any such failure to comply would not have a Material Adverse Effect; neither the Company nor any subsidiary has received from any governmental authority any written notice of any condemnation of or zoning change affecting any such property;
(xxvi)    No labor dispute with or disturbance by the employees of the Company or any of its subsidiaries exists or, to the Company's knowledge, is threatened, except for any such dispute or disturbance as would not have a Material Adverse Effect; and the Company has not received notice, or otherwise become aware, of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would reasonably be expected to have a Material Adverse Effect;
(xxvii)    The Company and its subsidiaries own or possess a valid right to use all patents, proprietary inventions, copyrights, know-how (including trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks or trade names (collectively, “Intellectual Property”) necessary to conduct the business now operated by them, except where the failure to own or possess a valid right to use any such Intellectual Property rights would not have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any written notice of an infringement of or a conflict with asserted Intellectual Property rights of others with respect to any of the foregoing where such notice would reasonably be expected to result in a decision, ruling or finding that would have a Material Adverse Effect;
(xxviii)    Except as disclosed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as filed with the Commission on March 21, 2013 (the “2012 10-K”) in connection with the restrictive covenants in the Company's amended credit facility documents, no subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company;

(xxix)    (A) Neither the Company nor any of its subsidiaries is in violation of any applicable foreign, federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof having the force and effect of law, including any judicial or administrative order, consent, decree or judgment having the force and effect of law relating to pollution or protection of human health, the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), except where any such violation would not have a Material Adverse Effect; (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, except where failure to possess such permits, authorizations and approvals or non-compliance with their requirements would not have a Material Adverse Effect; (C) there are no pending or, to the Company's knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigation or proceedings (collectively, “Actions”) relating to any Environmental Law against the Company or any of its subsidiaries, except for such Actions as would not have a Material Adverse Effect; and (D) to the Company's knowledge, there are no events or circumstances that could form the basis of an order for clean-up or remediation or any Actions relating to Hazardous Materials or any Environmental Laws that would have a Material Adverse Effect;
(xxx)    Neither the Company nor any of its subsidiaries has any costs or liabilities associated with Environmental Laws (including any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) that would have a Material Adverse Effect;
(xxxi)    The Company has not, and, to its knowledge, no one acting on its behalf has, (A) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company or any of its subsidiaries to facilitate the sale or resale of any of the Shares, (B) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Shares, or (C) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company or any of its subsidiaries to facilitate the sale or resale of the Shares, in each case other than as contemplated in this Agreement;
(xxxii)    The Company and its subsidiaries have filed all non-U.S. and U.S. federal, state and local tax returns with the appropriate tax authorities that are required to be filed, or have duly requested extensions thereof, except where the failure to so file or so request would not have a Material Adverse Effect, and have paid all taxes required to be paid by any of them and any other assessment, fine or penalty levied against any of them to the extent that any of the foregoing is due and payable, except for any such tax or other assessment, fine or penalty that is currently being contested in good faith and for which adequate reserves have been established in accordance with GAAP or any such failure to pay as would not have a Material Adverse Effect;
(xxxiii)    Except as disclosed in the 2012 10-K under the caption “Certain Relationships and Related Transactions and Director Independence”, there are no persons with registration or other similar rights to have any equity or debt securities, including securities that are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company under the Act;
(xxxiv)    The Company and its subsidiaries, taken as a whole, are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary in the businesses in which they are engaged; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that is customary for such insurance or that would not have a Material Adverse Effect;
(xxxv)    The financial statements included in or incorporated by reference in the Pricing Prospectus present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates shown and its consolidated results of operations and cash flows for the periods shown; such financial statements have been prepared in conformity with GAAP applied on a consistent basis; and the other financial information of the Company included in or incorporated by reference in the Pricing Prospectus has been derived from the accounting records or other books and records of the Company and its subsidiaries and presents fairly in all material respects the information shown thereby;
(xxxvi)    The statistical and market-related data included in or incorporated by reference in the Pricing Prospectus are based on or derived from sources which the Company believes are reliable and accurate;
(xxxvii)    The Stock has been approved for listing on the New York Stock Exchange (“NYSE”) under the symbol “TUMI”;
(xxxviii)As of the Applicable Time, the Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and the rules of NYSE that are effective and applicable to the Company;
(xxxix)    No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or failure to satisfy the “minimum funding standard” or “minimum required contribution” (as such terms are defined in Section 412 or 430 of the Code or Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan of the Company or any of its subsidiaries could, individually or in the aggregate, result in a Material Adverse Effect; each such employee benefit plan has been maintained in compliance with its terms and the requirements of applicable law, including ERISA and the Code, except where any noncompliance, individually or in the aggregate, could not have a Material Adverse Effect; the Company and its subsidiaries have not incurred and do not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan which could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;
(xl)    The Company meets the requirements of an "emerging growth company," as such term is defined in Section 101(a) of the Jumpstart Our Business Startups Act as adopted and in effect on the date hereof; and
(xli)    The interactive data in eXtensible Business Reporting Language included in or incorporated by reference in the Registration Statement and the Prospectus fairly present the information called for in all material respects and are prepared in accordance with the Commission's rules and guidelines applicable thereto in all material respects.
(b)    Each of the Selling Stockholders, severally and not jointly, represents and warrants to, and agrees with, each of the Underwriters that:
(i)(A) All consents, approvals, authorizations or orders of, or qualifications with, any governmental body or agency necessary for the execution and delivery by or on behalf of such Selling Stockholder of this Agreement and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained, except such as may be required under state securities or Blue Sky laws in connection with the offer and sale of such Shares; and (B) such Selling Stockholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder;
(ii)The sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with its obligations under this Agreement and the consummation by such Selling Stockholder of the transactions herein and therein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, (B) result in any violation of the provisions of the Certificate of Incorporation or By-laws (or equivalent organizational documents) of such Selling Stockholder if such Selling Stockholder is a corporation or other entity or (C) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder, except, in the case of (A) and (C), as would not have a material adverse effect on the ability of such Selling Stockholder to perform its obligations hereunder;
(iii)In the case of each of the persons named as Non-Partnership Selling Stockholders on Schedule II hereto (the “Non-Partnership Selling Stockholders”) and each of the persons named as Management-Related Selling Stockholders on Schedule II hereto (the “Management-Related Selling Stockholders”), each of such Selling Stockholders has, and immediately prior to each Time of Delivery (as defined in Section 4 hereof) each of such Selling Stockholders will have, valid title to the Shares to be sold by such Selling Stockholder free and clear of all liens, encumbrances, equities or claims, and in the case of each of the persons named as Partnership Selling Stockholders on Schedule II hereto (the “Partnership Selling Stockholders”), the bare nominee of each such Partnership Selling Stockholder (the names of such bare nominees being set forth on Schedule II hereto) has, and immediately prior to each Time of Delivery (as defined in Section 4 hereof) will have, valid legal title to the Shares to be sold by such Partnership Selling Stockholders free and clear of all liens, encumbrances, equities or claims;
(iv)Upon payment by the Underwriters for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee on the Company's share registry and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters maintained at DTC (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the Uniform Commercial Code (the “UCC”)) to such Shares), (A) under Section 8-501 of the UCC, the Underwriters will acquire a security entitlement in respect of such Shares and (B) no action based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company's share registry in accordance with its Certificate of Incorporation, By-Laws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate book entries crediting the Shares to the securities accounts of the several Underwriters maintained at DTC will have been made on records of DTC pursuant to Section 8-501 of the UCC. As used in this Section 1(b)(iv), the terms “delivery,” “securities account,” “security entitlement” and “adverse claim” have the meanings given them in Article 8 of the UCC.
(v)Such Selling Stockholder has executed and delivered to the Representatives a lock-up agreement, substantially in the form set forth in Annex I hereto;
(vi)Such Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;
(vii)In respect of any statements in or omissions from the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package, the Prospectus, or any Issuer Free Writing Prospectus, or any amendment or supplement to any of the foregoing, made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Stockholder expressly for use therein (the “Selling Stockholder Information”), such Selling Stockholder hereby makes the same representations and warranties with respect to such information as the Company makes under paragraphs 1(a)(iii) and 1(a)(v) hereof, it being understood and agreed that for all purposes of this Agreement, the Selling Stockholder Information consists only of the statements pertaining to the name and address of such Selling Stockholder and the number of shares owned by such Selling Stockholder under the caption, “Principal and Selling Stockholders” (including for the avoidance of doubt such information set forth in the footnotes to the beneficial ownership table under the caption, “Principal and Selling Stockholders”) as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and
(viii)This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.
2.    Subject to the terms and conditions herein set forth, (a) each of the Selling Stockholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at a purchase price per share of $[•], the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by each of the Selling Stockholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from all of the Selling Stockholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, each of the persons named as Doughty Hanson Selling Stockholders on Schedule II hereto (the “Doughty Hanson Selling Stockholders”) agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Doughty Hanson Selling Stockholders, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.
The Selling Stockholders hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election up to [•] Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares. Any such election to purchase Optional Shares shall be made from the Doughty Hanson Selling Stockholders in the proportion that the maximum number of Optional Shares to be sold by each Doughty Hanson Selling Stockholder bears to the aggregate maximum number of shares to be sold by all Doughty Hanson Selling Stockholders in each case as set forth in Schedule II hereto. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Doughty Hanson Selling Stockholders, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Doughty Hanson Selling Stockholders otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.
3.    Upon the authorization by the Representatives of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.
4.    (a)    The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours' prior notice to the Selling Stockholders shall be delivered by or on behalf of the Selling Stockholders to the Representatives, through the facilities of DTC for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by each of the Selling Stockholders to the Representatives at least forty-eight hours in advance. To the extent the Shares are delivered in certificated form and not in book-entry form through the facilities of DTC, the Selling Stockholders will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York time, on March [•], 2013, or such other time and date as the Representatives and the Selling Stockholders may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters' election to purchase such Optional Shares, or such other time and date as the Representatives and the Selling Stockholders may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.
(b)    The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 9 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 9(l) hereof, will be delivered at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036 (the “Closing Location”), and the Shares will be delivered through the facilities of DTC, all at such Time of Delivery. A meeting will be held at the Closing Location at 5:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5.    The Company agrees with each of the Underwriters:
(a)To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus without the consent of the Representatives (which consent shall not be unreasonably withheld or delayed); to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and, upon request, to furnish you with copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;
(b)Promptly from time to time to take such action as you may reasonably request to qualify (or obtain an exemption from qualification for) the Shares for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation in any jurisdiction where it is not so qualified as of the date hereof, to file a general consent to service of process in any jurisdiction where it has not filed such a consent on or prior to the date hereof, or to subject itself to taxation for doing business in any jurisdiction where it is not subject to taxation for doing business as of the date hereof;
(c)Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement (or such later time as may be agreed to by the Company and the Representatives) and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;
(d)To make generally available to its security holders as soon as practicable (which may be satisfied by filing with the Commission's EDGAR system or any successor system), but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), a consolidated earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e)During the period beginning from the date hereof and continuing to and including the date that is 90 days after the date of the Prospectus (the initial “Lock-Up Period”), not to (and not to announce their intention to) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale, otherwise dispose of, or file any registration statement with respect to, except as provided hereunder, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities without the prior written consent of the Representatives. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder; (B) grants of Common Stock, stock options or other awards pursuant to any stock incentive, compensation or similar plan disclosed in the Pricing Disclosure Package, or shares of Common Stock issued upon the exercise or vesting of such options or other awards; and (C) the filing of a registration statement on Form S-8 relating to the offering of shares of Common Stock by the Company pursuant to terms of any stock incentive, compensation or similar plan disclosed in the Pricing Disclosure Package. Notwithstanding the foregoing, at any time when the Company is not an "emerging growth company," as such term is defined in Section 101(a) of the Jumpstart Our Business Startups Act as adopted and in effect on the date hereof, if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension, the Company will provide the Representatives and each stockholder subject to the Lock-Up Period pursuant to the lockup letters, the form of which is attached as Annex I hereto, with prior notice of any such announcement that gives rise to an extension of the Lock-up Period;
(f)During a period of three years from the effective date of the Registration Statement, to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;
(g)During a period of three years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission); provided, however, that the Company shall not be required to provide documents (1) that are available on the Company's website or through EDGAR (or any successor system) or (2) the provision of which would require public disclosure by the Company under Regulation FD;
(h)If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or, if the Rule 462(b) Registration Statement is filed after 5:30 p.m., Washington D.C. time, pay such filing fee by the close of business the following business day; and
(i)Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company's trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred and shall expire not later than the end of the applicable prospectus delivery period for the Shares.

6.    (a)    The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; each Selling Stockholder represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule III hereto;
(b)    The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show; and
(c)    The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this covenant shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.
7.    (a)    The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable, invoiced fees and disbursements (with documentation supporting invoiced time and expenses) of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) the filing fees incident to, and the reasonable, invoiced fees and disbursements (with documentation supporting invoiced time and expenses) of counsel for the Underwriters in connection with, securing any required review by FINRA of the terms of the sale of the Shares; (v) the cost of preparing stock certificates; (vi) the cost and charges of any transfer agent or registrar and (vii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; and (b) each Selling Stockholder covenants and agrees with the Company and the several Underwriters that such Selling Stockholder will pay or cause to be paid all costs and expenses incident to the performance of such Selling Stockholder's obligations hereunder, including (i) any fees and expenses of counsel for such Selling Stockholder, and (ii) all expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriters hereunder. In connection with clause (ii) of the preceding sentence, the Representatives agree to pay New York State stock transfer tax, and each Selling Stockholder agrees to reimburse the Representatives for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is understood, however, that the Company shall bear, and the Selling Stockholders shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section, and Sections 10 and 13 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make. The provisions of this Section shall not supersede or otherwise affect any agreement that the Company and the Selling Stockholders may otherwise have for the allocation of such expenses among themselves.

8.    Each Selling Stockholder agrees, severally and not jointly, with each Underwriter, that it will deliver to you prior to or at the first Time of Delivery a properly completed and executed United States Treasury Department Form W-9 or Form W-8BEN (or other applicable form or statement specified by United States Treasury Department regulations in lieu thereof), it being understood that each Doughty Hanson Selling Stockholder has previously provided an executed United States Treasury Department Form W-9 or Form W-8BEN to you.
9.    The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and of the Selling Stockholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:
(a)    The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;
(b)    Cravath, Swaine & Moore LLP, counsel for the Underwriters, shall have furnished to you their written opinion and letter, each dated such Time of Delivery, in form and substance satisfactory to the Representatives;
(c)    Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, shall have furnished to you their written opinions and letter of negative assurance, dated such Time of Delivery, in form and substance satisfactory to the Representatives;
(d)    (1) Skadden, Arps, Slate, Meagher & Flom LLP shall have furnished to you their written opinions with respect to certain of the Selling Stockholders, and (2) Mandelbaum Salsburg, PC shall have furnished to you their written opinion with respect to certain of the Selling Stockholders, in each case dated such Time of Delivery, in form and substance satisfactory to the Representatives;
(e)    On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Grant Thornton LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Representatives;
(f)    (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the Company's capital stock or consolidated long-term debt or any material adverse change, or any development involving a prospective change, in or affecting the business affairs, management, properties, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth in or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;
(g)    On or after the Applicable Time, (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any such debt securities;
(h)    On or after the Applicable Time, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on the NASDAQ Stock Market; (ii) a suspension or material limitation in trading in the Company's securities on the NYSE; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;
(i)    The Shares to be sold at such Time of Delivery shall have been duly listed on the NYSE;
(j)    The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each of the parties listed on Schedule IV hereto, in the form set forth in Annex I hereto;
(k)    The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses; and
(l)    The Company and the Selling Stockholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and of the Selling Stockholders, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Stockholders, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Stockholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (f) of this Section.
10.    (a)    The Company will indemnify and hold harmless each Underwriter, together with its partners, members, directors, officers, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), any Preliminary Prospectus, the Pricing Prospectus, the Prospectus (or any supplement thereto), any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act (“Issuer Information”), (ii) the omission or alleged omission to state in the Registration Statement (or any amendment thereto) a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) the omission or alleged omission to state in any Preliminary Prospectus, the Pricing Prospectus, the Prospectus (or any supplement thereto), any Issuer Free Writing Prospectus or any Issuer Information a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Company will reimburse each such person for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement (or any amendment thereto), any Preliminary Prospectus, the Pricing Prospectus, the Prospectus (or any supplement thereto), any Issuer Free Writing Prospectus or any Issuer Information in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.
(b)    Each Selling Stockholder, severally and not jointly, will indemnify and hold harmless each Underwriter, together with its partners, members, directors, officers, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), any Preliminary Prospectus, the Pricing Prospectus, the Prospectus (or any supplement thereto), any Issuer Free Writing

Prospectus or any Issuer Information, (ii) the omission or alleged omission to state in the Registration Statement (or any amendment thereto) a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) the omission or alleged omission to state in any Preliminary Prospectus, the Pricing Prospectus, the Prospectus (or any supplement thereto), any Issuer Free Writing Prospectus or any Issuer Information a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; such Selling Stockholder will, severally and not jointly, reimburse each such person for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Stockholder shall be liable only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement (or any amendment thereto), any Preliminary Prospectus, the Pricing Prospectus or the Prospectus (or any supplement thereto), or in any Issuer Free Writing Prospectus or any Issuer Information in reliance upon and in conformity with the Selling Stockholder Information; provided, further, that the liability under this Section 10(b) of each Selling Stockholder shall not exceed an amount equal to the net proceeds received by such Selling Stockholder from the sale of Shares sold by such Selling Stockholder hereunder (for the avoidance of doubt, after deducting underwriting discounts and commissions but before deducting other expenses).
(c)    Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), any Preliminary Prospectus, the Pricing Prospectus, the Prospectus (or any supplement thereto), any Issuer Free Writing Prospectus or any Issuer Information, (ii) the omission or alleged omission to state in the Registration Statement (or any amendment thereto) a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) the omission or alleged omission to state in any Preliminary Prospectus, the Pricing Prospectus, the Prospectus (or any supplement thereto), any Issuer Free Writing Prospectus or any Issuer Information a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; such Underwriter will, severally and not jointly, reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred, provided, however, that each Underwriter shall be liable only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement (or any amendment thereto), any Preliminary Prospectus, the Pricing Prospectus or the Prospectus (or any supplement thereto), any Issuer Free Writing Prospectus or any Issuer Information in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein.
(d)    Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. It is understood that the indemnifying party shall not, in connection with any one action or proceeding or separate but substantially similar actions or proceedings arising out of generally the same allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all indemnified parties (except (i) local counsel (in addition to any regular counsel) or (ii) in the event that any indemnified party reasonably determines, or is advised by counsel, that there is or may be a conflict of interest, including any situation in which one or more legal defenses available to it are different from or in addition to those available to any other indemnified party, in which case any such indemnified party shall be entitled to separate counsel). No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
(e)    If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (for the avoidance of doubt, after deducting underwriting discounts and commissions but before deducting other expenses) received by the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the foregoing provisions of this subsection (e), no Selling Stockholder shall be required to (i) contribute unless such Selling Stockholder would have had indemnification obligations pursuant to subsection (b) above or (ii) contribute any amount in excess of the amount by which such Selling Stockholder's net proceeds received by it from the sale of the Shares sold by it pursuant to this Agreement (for the avoidance of doubt, after deducting underwriting discounts and commissions but before deducting other expenses) exceeds the amount of any damages which such Selling Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission pursuant to subsection (b) above. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.
(f)    The obligations of the Company and the Selling Stockholders under this Section 10 shall be in addition to any liability which the Company and the respective Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each broker dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 10 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.
11.    (a)    If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty‑six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Selling Stockholders shall be entitled to a further period of thirty‑six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Selling Stockholders that you have so arranged for the purchase of such Shares, or the Selling Stockholders notify you that they have so arranged for the purchase of such Shares, you or the Selling Stockholders shall have the right to postpone a Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.
(b)    If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Selling Stockholders shall have the right to require each non‑defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non‑defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
(c)    If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Selling Stockholders shall not exercise the right described in subsection (b) above to require non‑defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Stockholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non‑defaulting Underwriter or the Company or the Selling Stockholders, except for the expenses to be borne by the Company and the Selling Stockholders and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 10 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
12.    The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Stockholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Stockholder, and shall survive delivery of and payment for the Shares.
13.    If this Agreement shall be terminated pursuant to Section 11 hereof, neither the Company nor the Selling Stockholders shall then be under any liability to any Underwriter except as provided in Sections 7 and 10 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Selling Stockholders as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholders shall then be under no further liability to any Underwriter in respect of the Shares not so delivered, except as provided in Sections 7 and 10 hereof.
14.    In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by Goldman, Sachs & Co. or the Representatives jointly; and in all dealings with any

Selling Stockholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Stockholder made or given by any or all of the attorneys-in-fact for such Selling Stockholder.
All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Representatives at Goldman, Sachs & Co., 200 West Street, New York, New York 10282, Attention: Registration Department and Credit Suisse Securities (USA) LLC, Attention: LCD-IBD; if to any Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to such Selling Stockholder at its address set forth in Schedule II hereto; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Chief Financial Officer; provided, however, that any notice to an Underwriter pursuant to Section 10(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Stockholders by you on request; provided, however, that notices under subsection 5(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Representatives at Goldman, Sachs & Co., 200 West Street, New York, New York 10282, Attention: Control Room, and Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.
In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.
15.    This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholders and, to the extent provided in Sections 10 and 12 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.
16.    Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission's office in Washington, D.C. is open for business.
17.    The Company and each Selling Stockholder acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm's-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any Selling Stockholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or any Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or such Selling Stockholder on other matters) or any other obligation to the Company or any Selling Stockholder except the obligations expressly set forth in this Agreement and (iv) the Company and each Selling Stockholder have consulted their respective own legal and financial advisors to the extent they deemed appropriate. The Company and the Selling Stockholders agree that they will not claim that the Underwriters, or any of them, have rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to the Company or any Selling Stockholder, in connection with such transaction or the process leading thereto.
18.    This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company, the Selling Stockholders and the Underwriters, or any of them, with respect to the subject matter hereof.
19.    THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK. The Company and each Selling Stockholder agree that any suit or proceeding arising in respect of this agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company and each Selling Stockholder agree to submit to the jurisdiction of, and to venue in, such courts.
20.    The Company and each of the Underwriters and Selling Stockholders hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
21.    This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.
22.    Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.
If the foregoing is in accordance with your understanding, please sign and return to us three counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Stockholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholders for examination, upon request, but without warranty on your part as to the authority of the signers thereof.
[The remainder of this page is intentionally left blank.]

Any person executing and delivering this Agreement as attorney-in-fact for a Selling Stockholder represents by so doing that he has been duly appointed as attorney-in-fact by such Selling Stockholder pursuant to a validly existing and binding power of attorney which authorizes such attorney-in-fact to take such action.
Very truly yours,
Tumi Holdings, Inc.

By:__________________________________
Name: Michael J. Mardy
Title: Chief Financial Officer, Executive Vice
President and Director

DOUGHTY HANSON & CO IV LIMITED PARTNERSHIP NUMBER ONE
acting by its general partner,
DOUGHTY HANSON & CO IV LIMITED

Authorised Signatory: __________________

Authorised Signatory: __________________

Please note that Doughty Hanson & Co IV Limited Partnership Number One is the beneficial owner of the shares of Common Stock in the Company held on its behalf by Doughty Hanson & Co IV Nominees One Limited as its bare nominee

DOUGHTY HANSON & CO IV LIMITED PARTNERSHIP NUMBER TWO
acting by its general partner,
DOUGHTY HANSON & CO IV LIMITED

Authorised Signatory: __________________

Authorised Signatory: __________________

Please note that Doughty Hanson & Co IV Limited Partnership Number Two is the beneficial owner of the shares of Common Stock in the Company held on its behalf by Doughty Hanson & Co IV Nominees Two Limited as its bare nominee

DOUGHTY HANSON & CO IV LIMITED PARTNERSHIP NUMBER THREE
acting by its general partner,
DOUGHTY HANSON & CO IV LIMITED

Authorised Signatory: __________________

Authorised Signatory: __________________
Please note that Doughty Hanson & Co IV Limited Partnership Number Three is the beneficial owner of the shares of Common Stock in the Company held on its behalf by Doughty Hanson & Co IV Nominees Three Limited as its bare nominee

DOUGHTY HANSON & CO IV LIMITED PARTNERSHIP NUMBER FOUR
acting by its general partner,
DOUGHTY HANSON & CO IV LIMITED

Authorised Signatory: __________________

Authorised Signatory: __________________

Please note that Doughty Hanson & Co IV Limited Partnership Number Four is the beneficial owner of the shares of Common Stock in the Company held on its behalf by Doughty Hanson & Co IV Nominees Four Limited as its bare nominee

Officers Nominees Limited

By: Doughty Hanson & Co Managers Limited acting for and on behalf of Officers Nominees Limited and as agent for the beneficiaries of the trusts for whom Officers Nominees Limited holds shares in Tumi Holdings, Inc. (the “Employees”)

Please note that Officers Nominees Limited contracts as a bare nominee for the Employees

Authorised Signatory: __________________

Stockwell Fund, L.P.
By: its attorney Doughty Hanson & Co Managers Limited

Authorised Signatory: __________________

Brederode International s.à.r.l.
By: its attorney Doughty Hanson & Co Managers Limited

Authorised Signatory: __________________

HVB Capital Partners AG

By: its attorney Doughty Hanson & Co Managers Limited

Authorised Signatory: __________________

Jerome Griffith & Elke Foppe-Grunsch Foundation, Inc.

By: ________________________________________
Name: Jerome Griffith
Title: Trustee

Griffith Investment Management Company, LLC

By: ________________________________________
Name: Jerome Griffith
Title: Manager

____________________________________________
Michael J. Mardy

Accepted as of the date hereof:

GOLDMAN, SACHS & CO.
By: ______________________________
Name:
Title:

CREDIT SUISSE SECURITIES (USA) LLC
By: ______________________________
Name:
Title:
On behalf of each of the Underwriters

Schedule I

Number of Optional
Shares to be
	Total number of	purchased if
	Firm Shares	maximum option
Underwriter	to be purchased	exercised
Goldman, Sachs & Co.	[•]	[•]
Credit Suisse Securities (USA) LLC	[•]	[•]
J.P. Morgan Securities LLC	[•]	[•]
William Blair & Company, L.L.C.	[•]	[•]
Jefferies LLC.	[•]	[•]
Total	[•]	[•]

SCHEDULE II
Number of Optional
Shares to be
	Total number of	sold if
	Firm Shares	maximum option
	to be sold	exercised
The Doughty Hanson Selling Stockholders:
The Partnership Selling Stockholders
Doughty Hanson & Co IV Limited Partnership Number One (for whom Doughty Hanson & Co IV Nominees One Limited holds shares of Stock as a bare nominee)	[•]	[•]
Doughty Hanson & Co IV Limited Partnership Number Two (for whom Doughty Hanson & Co IV Nominees Two Limited holds shares of Stock as a bare nominee)	[•]	[•]
Doughty Hanson & Co IV Limited Partnership Number One (for whom Doughty Hanson & Co IV Nominees Three Limited holds shares of Stock as a bare nominee)	[•]	[•]
Doughty Hanson & Co IV Limited Partnership Number Four (for whom Doughty Hanson & Co IV Nominees Four Limited holds shares of Stock as a bare nominee)	[•]	[•]
The Non-Partnership Selling Stockholders
Officers Nominees Limited	[•]	[•]
Stockwell Fund, L.P.	[•]	[•]
HVB Capital Partners AG	[•]	[•]
Brederode International s.à.r.l.	[•]	[•]
The Management-Related Selling Stockholders:
Jerome Griffith & Elke Foppe-Grunsch Foundation, Inc.	[•]	—
Griffith Investment Management Company, LLC	[•]	—
Michael J. Mardy	[•]	—
Total	[•]	[•]

SCHEDULE III

(a) Information and Issuer Free Writing Prospectuses included in the Pricing Disclosure Package

•	Public offering price per share: $[•]

•	Number of Firm Shares: [•]

•	Number of Optional Shares: [•]

(b) Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package

•	Electronic roadshow made available on http://www.Netroadshow.com

SCHEDULE IV
Stockholders Subject to Lock-Up Agreements

The Doughty Hanson Selling Stockholders:
Doughty Hanson & Co IV Limited Partnership Number One (for whom Doughty Hanson & Co IV Nominees One Limited holds shares of Stock as a bare nominee)
Doughty Hanson & Co IV Limited Partnership Number Two (for whom Doughty Hanson & Co IV Nominees Two Limited holds shares of Stock as a bare nominee)
Doughty Hanson & Co IV Limited Partnership Number Three (for whom Doughty Hanson & Co IV Nominees Three Limited holds shares of Stock as a bare nominee)
Doughty Hanson & Co IV Limited Partnership Number Four (for whom Doughty Hanson & Co IV Nominees Four Limited holds shares of Stock as a bare nominee)
Officers Nominees Limited
Stockwell Fund, L.P.
HVB Capital Partners AG
Brederode International s.à.r.l.
The Management-Related Selling Stockholders:
Jerome Griffith & Elke Foppe-Grunsch Foundation, Inc.
Griffith Investment Management Company, LLC
Michael J. Mardy
Other Officers and Directors:
Jerome Griffith
Steven M. Hurwitz
Alan M. Krantzler
Thomas H. Nelson
Denielle M. Wolfe
Richard P. Hanson
Joseph R. Gromek
Thomas H. Johnson
Adam Levy
Claire Bennett

ANNEX I
[Form of Lock-Up Agreement]
Tumi Holdings, Inc.
[    ], 2013
Goldman, Sachs & Co.
200 West Street
New York, New York 10282
Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, NY 10010
As representatives of the several Underwriters
named in Schedule I to the Underwriting Agreement
Re: Tumi Holdings, Inc. - Lock-Up Agreement
Ladies and Gentlemen:
The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an underwriting agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Tumi Holdings, Inc., a Delaware corporation (the “Company”), and with the selling stockholders named in Schedule II to such agreement, providing for a public offering (the “Public Offering”) of shares (the “Shares”) of common stock of the Company with a par value of $0.01 (the “Common Stock”) pursuant to a Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission (the “SEC”).
In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not (and will not publicly announce their intention to) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company, whether now owned or hereafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the "Undersigned's Shares"), or exercise any right with respect to the registration of any of the Undersigned's Shares, or demand or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended. The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned's Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned's Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares. If the undersigned is an officer or director of the issuer, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed Shares the undersigned may purchase in the offering.
The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue for 90 days after the Public Offering date set forth on the final prospectus used to sell the Shares (the “Public Offering Date”) pursuant to the Underwriting Agreement; provided, however, that, at any time when the Company is not an "emerging growth company," as such term is defined in Section 101(a) of the Jumpstart Our Business Startups Act as adopted and in effect on the date hereof, if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension.
The undersigned hereby acknowledges that the Company has agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the Lock-Up Period pursuant to the previous paragraph to the undersigned (in accordance with Section 14 of the Underwriting Agreement) and agrees that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned hereby further agrees that, at any time when the Company is not an "emerging growth company," as such term is defined in Section 101(a) of the Jumpstart Our Business Startups Act as adopted and in effect on the date hereof, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof (whether in writing or orally) to the Company and will not consummate such transaction or take any such action unless it has received confirmation (whether in writing or orally) from the Company that the Lock-Up Period (as such may have been extended pursuant to the previous paragraph) has expired, provided that the foregoing shall not apply to any transaction or action consummated after the date of the initial Lock-Up period if the Company has provided written notice to the undersigned and the Underwriters that the Lock-Up Period has, or will have, expired prior to the date of such consummation. Any notice by electronic mail or other electronic transmission will be deemed written notice pursuant to this Lock-Up Agreement.
Notwithstanding the foregoing, the undersigned may transfer the Undersigned's Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) if the transfer of the Undersigned's Shares occurs pursuant to the rules of intestate succession or by will upon the death of the undersigned, provided that the transferee agrees to be bound in writing by the restrictions set forth herein, (iii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, or (iv) with the prior written consent of the Representatives on behalf of the Underwriters (a “Waiver”), provided that, in the case of clauses (i), (ii) and (iii), no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with such transfer during the Lock-Up Period. Notwithstanding anything to the contrary in this Lock-Up Agreement, the undersigned may (1) [sell Shares of Common Stock pursuant to any sales plan, as in effect on the date hereof, in accordance with Rule 10b5-1 promulgated under the Exchange Act if permitted by the Company; (2)] To include for those Individual Selling Stockholders with Rule 10b5-1 sales plans, which contemplate selling during the lock-up period. enter into a sales plan in accordance with Rule 10b5-1 promulgated under the Exchange Act if permitted by the Company, provided that no sales may be made pursuant to such plan during the Lock-Up Period, and provided further that that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made, and no other public announcement shall be voluntary made, in connection with the entering into such plan during the Lock-Up Period; ([3]) sell Shares of Common Stock purchased by the undersigned on the open market following the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with such sale during the Lock-Up Period; or ([4]) effect the transfer of Shares of Common Stock to the Company (x) deemed to occur upon the cashless exercise of stock options or (y) for the primary purpose of paying taxes (including withholding for estimated taxes) due as a result of the exercise of such options or the exercise or vesting of other equity instruments, provided, in each case, that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with such transaction during the Lock-Up Period.
Notwithstanding anything in this Lock-Up Agreement, none of the provisions of this Lock-Up Agreement shall in any way limit the undersigned or the undersigned's affiliates from engaging in any brokerage, investment advisory, financial advisory, anti-raid advisory, principaling, merger advisory, financing, asset management, trading, market-making, arbitrage, investment activity and other similar activities conducted in the ordinary course of their business, provided, in each case, that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with such activity during the Lock-Up Period. Notwithstanding anything to the contrary set forth in this Lock-Up Agreement, the restrictions contained in this Lock-Up Agreement shall not apply to Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock of the Company acquired by the undersigned or any of its affiliates following the effective date of the Registration Statement on Form S-1 of the Company covering Common Stock of the Company (or other securities) to be sold on behalf of the Company in the Public Offering, provided, in each case, that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with such acquisition during the Lock-Up Period.

For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is an entity, the entity may transfer the Undersigned's Shares (A) to any wholly-owned Subsidiary or Affiliate (each within the definitions of Rule 405 under the Securities Act of 1933, as amended) of such entity, (B) as part of a distribution to members, partners, stockholders or any other equity owner of the undersigned (including, without limitation, to any entity or entities that directly or indirectly control the undersigned), or any subsequent distribution or distributions, directly or indirectly, to members, partners, stockholders or any other equity owner of such transferee, or (C) to any entity that is managed and governed by the same management company or investment adviser as the undersigned or any entity that is controlled by, under common control with, managed or advised by the same management company or investment advisor (or an affiliate of such management company or registered investment advisor) as is affiliated with the undersigned; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such Shares subject to the provisions of this Lock-Up Agreement and there shall be no further transfer of such Shares except in accordance with this Lock-Up Agreement, and provided further that, in the case of clauses (A) and (C), any such transfer shall not involve a disposition for value and no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with such transfer during the Lock-Up Period. The undersigned now has, and, except as contemplated by any of clauses (i) through (iv) in the fifth paragraph of this letter above and clauses (A) through (C) in the preceding sentence, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned's Shares, free and clear of all liens, encumbrances and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the Undersigned's Shares except in compliance with the foregoing restrictions. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the Undersigned's Shares except in compliance with the foregoing restrictions.

This Lock-Up Agreement and any matters related to it shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would result in the application of any law other than the laws of the State of New York. The undersigned agrees that any suit or proceeding arising in respect of this Lock-Up Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in the City and County of New York and the undersigned agrees to submit to the jurisdiction of, and to venue in, such courts.
The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and, subject to applicable law, shall be binding upon the undersigned's heirs, legal representatives, successors, and assigns; provided, however, that this Lock-Up Agreement will terminate and the undersigned will be released from all of its obligations hereunder if (i) the Company files an application with the SEC to withdraw, or deregisters all of the Shares covered by, the registration statement related to the Public Offering, (ii) the Underwriting Agreement is executed but is terminated (other than the provisions thereof which survive termination) prior to payment for and delivery of the Common Stock to be sold thereunder or (iii) the Representatives, on behalf of the Underwriters, advise the Company, or the Company advises the Representatives, in writing, prior to the execution of the Underwriting Agreement, that they have determined not to proceed with the Public Offering.

Very truly yours,
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Exact Name of Stockholder
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Authorized Signature
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Title